JACKSON®
National Life Insurance Company

SUPPLEMENTAL CONTRACT DATA PAGES

Please refer to the attached Crediting Method endorsements for further explanation of values shown on these Supplemental Contract Data Pages.

Contract Number: [1234567890]

Issue Date: [April 1, 2025]

Index Account Options. Subject to availability.

Index choices of:
[S&P 500®]
[Russell 2000®]
[MSCI Emerging Markets]
[MSCI EAFE]
[Nasdaq-100®]

Crediting Method and term choices of:

[

Term	Buffer Selection*	Floor Selection*	Crediting Method
1-Year	10%, 20%, 100%	10%	Cap
3-Year	10%, 20%, 100%	N/A	Cap
6-Year	10%, 20%, 100%	N/A	Cap
1-Year	10%	N/A	Performance Boost
3-Year	10%	N/A	Performance Boost
6-Year	10%	N/A	Performance Boost
1-Year	10%, 100%	10%	Performance Trigger

]

[*Buffer and Floor selections cannot be chosen together with the same Index Account Option.]

ICC24 7820-S

ICC24 7820-S 2 Guaranteed Minimum Index Adjustment Factors: The Index Adjustment Factors are determined and guaranteed for each Index Account Option term. These guaranteed Minimum Index Adjustment Factors apply for the life of the Contract. • [Cap Rate (CR): The CR will never be less than [1.00% for the 1-year,] [1.50% for the 3-year,] and [2.00% for the 6-year].] • [Index Participation Rate (IPR): The IPR will never be less than [10%].] • [Performance Boost Cap Rate (PBCR): The PBCR will never be less than [1.00% for the 1-year,] [1.50% for the 3-year,] and [2.00% for the 6-year].] • [Performance Trigger Rate (PTR): The PTR will never be less than [1.00%].] • [Performance Boost Rate (PBR): The PBR will never be less than [5.00%].] • [Buffer: The Buffer will never be less than [5.00%].] • [Floor: The Floor will never be more than [50.00%].] Discontinuation of or Substantial Change to an Index. During an Index Account Option term, if an Index is discontinued, the cost of hedging that Index becomes excessive, or if the calculation is changed substantially, the Company may substitute a comparable Index. The Company will obtain approval from the IIPRC and will notify You and any assignee before using a substitute Index.

Current Index Account Options:

These are the Index Account Options You elected, applicable to Your Contract. Please refer to Your transaction confirmation statement sent on Your Issue Date for the declared rates applicable to Your Premiums.

Term	Index	Crediting Method	Buffer / Floor	Current Rate	IPR
1-year	S&P 500	Cap with Buffer	10%	1.00%	100%
1-year	S&P 500	Cap with Buffer	20%	1.00%	100%
1-year	S&P 500	Cap with Buffer	100%	1.00%	100%
1-year	S&P 500	Cap with Floor	10%	1.00%	100%
1-year	S&P 500	Performance Trigger with Buffer	10%	1.00%	N/A
1-year	S&P 500	Performance Trigger with Buffer	100%	1.00%	N/A
1-year	S&P 500	Performance Trigger with Floor	10%	1.00%	N/A
1-year	S&P 500	Performance Boost with Buffer	10%	1.00%	N/A
3-year	S&P 500	Cap with Buffer	10%	1.50%	100%
3-year	S&P 500	Cap with Buffer	20%	1.50%	100%
3-year	S&P 500	Cap with Buffer	100%	1.50%	100%
3-year	S&P 500	Performance Boost with Buffer	10%	1.50%	N/A
6-year	S&P 500	Cap with Buffer	10%	2.00%	100%
6-year	S&P 500	Cap with Buffer	20%	2.00%	100%
6-year	S&P 500	Cap with Buffer	100%	2.00%	100%
6-year	S&P 500	Performance Boost with Buffer	10%	2.00%	N/A
1-year	Russell 2000	Cap with Buffer	10%	1.00%	100%
1-year	Russell 2000	Cap with Buffer	20%	1.00%	100%
1-year	Russell 2000	Cap with Buffer	100%	1.00%	100%
1-year	Russell 2000	Cap with Floor	10%	1.00%	100%
1-year	Russell 2000	Performance Trigger with Buffer	10%	1.00%	N/A
1-year	Russell 2000	Performance Trigger with Buffer	100%	1.00%	N/A
1-year	Russell 2000	Performance Trigger with Floor	10%	1.00%	N/A
1-year	Russell 2000	Performance Boost with Buffer	10%	1.00%	N/A
3-year	Russell 2000	Cap with Buffer	10%	1.50%	100%
3-year	Russell 2000	Cap with Buffer	20%	1.50%	100%
3-year	Russell 2000	Cap with Buffer	100%	1.50%	100%
3-year	Russell 2000	Performance Boost with Buffer	10%	1.50%	N/A
6-year	Russell 2000	Cap with Buffer	10%	2.00%	100%
6-year	Russell 2000	Cap with Buffer	20%	2.00%	100%
6-year	Russell 2000	Cap with Buffer	100%	2.00%	100%
6-year	Russell 2000	Performance Boost with Buffer	10%	2.00%	N/A
1-year	MSCI Emerging Markets	Cap with Buffer	10%	1.00%	100%
1-year	MSCI Emerging Markets	Cap with Buffer	20%	1.00%	100%
1-year	MSCI Emerging Markets	Cap with Buffer	100%	1.00%	100%
1-year	MSCI Emerging Markets	Cap with Floor	10%	1.00%	100%
1-year	MSCI Emerging Markets	Performance Trigger with Buffer	10%	1.00%	N/A
1-year	MSCI Emerging Markets	Performance Trigger with Buffer	100%	1.00%	N/A
1-year	MSCI Emerging Markets	Performance Trigger with Floor	10%	1.00%	N/A
1-year	MSCI Emerging Markets	Performance Boost with Buffer	10%	1.00%	N/A
3-year	MSCI Emerging Markets	Cap with Buffer	10%	1.50%	100%
3-year	MSCI Emerging Markets	Cap with Buffer	20%	1.50%	100%
3-year	MSCI Emerging Markets	Cap with Buffer	100%	1.50%	100%
3-year	MSCI Emerging Markets	Performance Boost with Buffer	10%	1.50%	N/A
6-year	MSCI Emerging Markets	Cap with Buffer	10%	2.00%	100%
6-year	MSCI Emerging Markets	Cap with Buffer	20%	2.00%	100%
6-year	MSCI Emerging Markets	Cap with Buffer	100%	2.00%	100%
6-year	MSCI Emerging Markets	Performance Boost with Buffer	10%	2.00%	N/A

ICC24 7820-S 3

Term	Index	Crediting Method	Buffer / Floor	Current Rate	IPR
1-year	MSCI EAFE	Cap with Buffer	10%	1.00%	100%
1-year	MSCI EAFE	Cap with Buffer	20%	1.00%	100%
1-year	MSCI EAFE	Cap with Buffer	100%	1.00%	100%
1-year	MSCI EAFE	Cap with Floor	10%	1.00%	100%
1-year	MSCI EAFE	Performance Trigger with Buffer	10%	1.00%	N/A
1-year	MSCI EAFE	Performance Trigger with Buffer	100%	1.00%	N/A
1-year	MSCI EAFE	Performance Trigger with Floor	10%	1.00%	N/A
1-year	MSCI EAFE	Performance Boost with Buffer	10%	1.00%	N/A
3-year	MSCI EAFE	Cap with Buffer	10%	1.50%	100%
3-year	MSCI EAFE	Cap with Buffer	20%	1.50%	100%
3-year	MSCI EAFE	Cap with Buffer	100%	1.50%	100%
3-year	MSCI EAFE	Performance Boost with Buffer	10%	1.50%	N/A
6-year	MSCI EAFE	Cap with Buffer	10%	2.00%	100%
6-year	MSCI EAFE	Cap with Buffer	20%	2.00%	100%
6-year	MSCI EAFE	Cap with Buffer	100%	2.00%	100%
6-year	MSCI EAFE	Performance Boost with Buffer	10%	2.00%	N/A
1-year	Nasdaq-100	Cap with Buffer	10%	1.00%	100%
1-year	Nasdaq-100	Cap with Buffer	20%	1.00%	100%
1-year	Nasdaq-100	Cap with Buffer	100%	1.00%	100%
1-year	Nasdaq-100	Cap with Floor	10%	1.00%	100%
1-year	Nasdaq-100	Performance Trigger with Buffer	10%	1.00%	N/A
1-year	Nasdaq-100	Performance Trigger with Buffer	100%	1.00%	N/A
1-year	Nasdaq-100	Performance Trigger with Floor	10%	1.00%	N/A
1-year	Nasdaq-100	Performance Boost with Buffer	10%	1.00%	N/A
3-year	Nasdaq-100	Cap with Buffer	10%	1.50%	100%
3-year	Nasdaq-100	Cap with Buffer	20%	1.50%	100%
3-year	Nasdaq-100	Cap with Buffer	100%	1.50%	100%
3-year	Nasdaq-100	Performance Boost with Buffer	10%	1.50%	N/A
6-year	Nasdaq-100	Cap with Buffer	10%	2.00%	100%
6-year	Nasdaq-100	Cap with Buffer	20%	2.00%	100%
6-year	Nasdaq-100	Cap with Buffer	100%	2.00%	100%
6-year	Nasdaq-100	Performance Boost with Buffer	10%	2.00%	N/A

ICC24 7820-S 4